EXHIBIT 10.1

UBS AG P.O. Box 1964, 9000 St. Gallen Tel. +41-71-221 83 10 www.ubs.com

Supplement 1

to Master Credit Agreement dated 30 October 2009

1.              Borrower

L. Kellenberger & Co. AG

Heiligkreuzstrasse 28

9009 St. Gallen

(hereinafter referred to as the Borrower)

2.              Lender

UBS AG

Am Bahnhofplatz

9000 St. Gallen

(hereinafter referred to as UBS)

With Master Credit Agreement dated 30 October 2009 (hereinafter referred to as the Master Credit Agreement) UBS has granted the Borrower a credit facility in a maximum amount of 7 000 000 CHF.

As from the date of signature until 31 August 2013 sections 3, 5 and 7 of the Master Credit Agreement are replaced, section 15 is amended with cipher 4) and a new section 7a shall be included in the Master Credit Agreement as follows:

3.              Credit facility

UBS grants the Borrower a credit facility in a maximum amount of 9 000 000 CHF

(nine million Swiss Francs) as from the date of signature until 31 August 2013.

5.              Availability

Subject to the terms and conditions of the Master Credit Agreement this credit facility is available in the following forms:

Up to a maximum amount of 5 000 000 CHF

•                      as a current account overdraft in CHF and/or any freely-available and convertible currency

•                      as UBS fixed advances with terms of 1 -12 months, but in any case with final maturity of 31 August 2013, in an amount of at least 250 000 CHF and/or in the equivalent in any freely-available and convertible currency.

Up to a maximum amount of 9 000 000 CHF

•                      for issuing advance payment guarantees in form and substance acceptable to UBS with a maximum term of one year, for issuing other guarantees with a maximum term of two years. The issuing of letter of Indemnities is not allowed.

•                      for opening of documentary credits in a form acceptable to UBS for a period of up to one year.

Upon the Borrower’s request UBS is in exceptional cases ready to examine the issuing of guarantees and/or documentary credits with terms exceeding one or two years.

7.              Security

The forms of security listed below shall serve UBS as security for all claims including all past due and current interest, commission, etc.:

1)                        Transfer of

mortgage note (“Namenschuldbrief”) by way of security in the nominal value of 7 000 000 CHF in 1st rank of priority,

mortgage note (“Namenschuldbrief”) by way of security in the nominal value of 7 000 000 CHF in 1st rank of priority,

mortgage note (“Namenschuldbrief”) by way of security in the nominal value of 7 000 000 CHF in 1st rank of priority,

at Land Register Biel, no. 9443, Mohnweg 5, 2500 Biel/Bienne,

pursuant to the separate form «Transfer of Title as Collateral», dated 30 October 2009.

The above-mentioned securities serve UBS only for current account overdraft and UBS fixed advances up to a maximum amount of 5 000 000 CHF as from the date of signature until 31 August 2013, thereafter up to a maximum amount of 3 000 000 CHF again.

The Master Credit Agreement will be amended with the following terms:

7a. Reduction of credit line/amortization

As per 31 August 2013 the credit facility must be repaid to a maximum amount of 7 000 000 CHF.

15. Information undertaking

In addition to the information undertaking pursuant to section 15 of the Master Credit Agreement, the Borrower undertakes to furnish UBS with the following information:

4) quarterly update on the construction projects in Biel and St. Gallen as well as on the sale of land in Biel, first due on 30 September 2010.

The terms and conditions mentioned in this Supplement 1 to the Master Credit Agreement will only be valid as from the date of signature until 31 August 2013.

All other terms and conditions of the Master Credit Agreement to which this Supplement 1 is an integral part, shall remain in full force and effect.

As of 1 September 2013 this Supplement 1 to the Master Credit Agreement becomes null and void, and for both parties, the Master Credit Agreement will be by itself in full force and effect again.

This Supplement 1 to the Master Credit Agreement was executed in two original copies. One copy has to be submitted duly signed to UBS in due time.

Ref.    F916-JOJ

UBS AG

St. Gallen, 6 August 2010	/S/ GERHARD KOSTER	/S/ JEANNETTE JOHNER
Place/Date	Gerhard Koster	Jeannette Johner

Agreed

Borrower	L. Kellenberger & Co. AG

St. Gallen, 10 August 2010	/S/ JURG KELLENBERGER	/S/ PETER HURSCH
Place/Date	Jurg Kellenberger	Peter Hursch